Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

THIRD QUARTER 2020 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended September 30, 2020:

○	Net revenues of $10.9 million
○	Gross profit of $5.7 million, 52% gross profit margin
○	New customer orders of $10.8 million
○	New customer software and services contract for an LTE satellite project
○	Net loss of $775,000, compared to a net loss of $461,000 for the same period last year
○	Non-GAAP Adjusted EBITDA of $722,000, an increase of $625,000 or 644% from the same period last year

November 13, 2020

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the 2020 third quarter ended September 30, 2020.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “Despite the continued market challenges, we made progress in the third quarter executing on our strategic plan to drive long term organic growth and improved profitability. We released three new products and signed a new contract for our LTE software and services for a satellite application. Our improving gross profit margins reflect our continued success driving our Radio, Baseband and Software solutions and our Test & Measurement solutions which includes successful organic growth for our Holzworth product solutions.”

Whelan continued, “Momentum for our software solutions is accelerating, and I am excited to announce that the Company signed another new software contract in October. With this contract, we have year-to-date software and service wins of approximately $2.4 million. Our sales pipeline for our software and services solutions is robust and we expect additional new contracts to sign before the end of 2020 as well as in early 2021 which could meaningfully add scale within this market. We are thrilled that our RBS Solutions portfolio is providing successful growth milestones, including an expanding funnel, four signed contracts, and a larger backlog to be delivered over the next several quarters.”

Mr. Whelan concluded, “While the Covid-19 crisis has delayed spend on certain programs, our diversified product strategy and end-market focus has allowed us to successfully navigate through this challenging period. We remain focused on providing leading solutions for large and growing markets and we believe we are positioned for sales growth and improved profitability in 2021 and beyond.”

For the quarter ended September 30, 2020, the Company reported consolidated net revenues of $10.9 million compared to $10.8 million for the same period in 2019, which primarily reflects increases in our software licenses and Test & Measurement (T&M) products offset by lack of demand for our Radio, Baseband and Software (RBS) digital signal processing hardware products and lower sales of RF Components (RFC) products due to delays in spending by carriers on large venues. T&M revenue increased 93.5% from the prior year reflecting the inclusion of the Holzworth acquisition which contributed $2.8 million in revenue in the third quarter of 2020.

New customer orders for the third quarter were $10.8 million compared to $11.0 million in the same period in the prior year. The Company’s consolidated backlog of firm orders was $6.1 million at September 30, 2020, compared to $6.2 million at June 30, 2020. The September 30, 2020 backlog includes $875,000 of software and services compared to $385,000 at June 30, 2020.

The Company reported consolidated gross profit of $5.7 million or 52.0% of revenue, for the quarter ended September 30, 2020, compared to $4.8 million or 44.6% of revenue, for the same period in 2019. Gross margins increased in 2020 due to higher margin software sales in the RBS product group, the contribution of higher margin Holzworth products in the T&M product group and the impact of cost savings activities initiated by the Company at the beginning of the year.

For the quarter ended September 30, 2020, the Company reported consolidated operating expenses of $6.0 million, compared to $5.5 million for the same period in 2019. The increase resulted from higher investments in research and development in the area of T&M product roadmap and the addition of Holzworth operating expenses. Research and Development accounted for 30% of the operating expenses in the quarter compared to 24% during the same period in 2019.

Net loss for the quarter ended September 30, 2020 was $775,000, compared to net loss of $461,000 for the same period in 2019, primarily due to higher research and development expenses, higher foreign exchange loss, higher interest expense and higher tax expense primarily due to qualified PPP loan expenses that cannot be deducted if the loan is expected to be forgiven, offset by greater gross profit margin contribution.

Non-GAAP Adjusted EBITDA for the quarter ended September 30, 2020 was $722,000, compared to $97,000 for the same period in 2019, an increase of 644%, or $625,000. The increase in non-GAAP Adjusted EBITDA from the prior year is attributable to the increased gross margins and lower operating expenses in our core business offset by the inclusion of the operating expenses from the Holzworth acquisition. The Company’s explanation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net income (loss) is set out below in this press release.

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 442232. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/38126

A replay will be made available on the Wireless Telecom website following the conference call.

Contact: Mike Kandell

(973) 386-9696

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration and other non-recurring costs. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company defines Adjusted EBITDA margin as Adjusted EBITA divided by revenue. The Company does not provide a forward-looking reconciliation of expected Adjusted EBITDA Margin because the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

GAAP operating expenses (“GAAP opex”) includes research and development expenses, sales and marketing expenses and general and administrative expenses. The Company defines non-GAAP Operating Expenses (“Non-GAAP Opex”) as GAAP opex excluding stock compensation expense, restructuring charges, acquisition expenses, integration expenses, depreciation and amortization expense, non-recurring legal fees associated with the Harris arbitration and other non-recurring costs and expenses.

The Company views Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP Opex as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA and Non GAAP Opex metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements related to the ongoing effects the COVID-19 pandemic is expected to have on our business; our expectation of additional new contracts to sign in the future as well as the meaningfulness and added scale of any such contracts; our position for sales growth and improved profitability in the future and financial results and statements regarding the overall improving margins and opportunity for continued growth ahead, goals of organic double digit revenue growth, 50+% gross margins and Adjusted EBITDA margins of 15% by 2024. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the impact of the coronavirus outbreak on customer orders, supply chain and the Company’s operations; the ability of the Company to obtain forgiveness of the PPP loan pursuant to the CARES Act and provisions of the PPP; the demand for private 4G LTE and 5G private networks; the loss of any significant customers of the Company; the ability of management to successfully implement the Company’s business plan and strategy; management’s ability to integrate the Holzworth business successfully; the impact of competitive products and pricing; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as supplemented and revised by the risks and uncertainties set forth in the Company’s subsequent reports filed with the SEC. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group enables the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

Wireless Telecom GroupINC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts, Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
Net revenues	$10,868	$10,812	$31,404	$37,353

Cost of revenues	5,214	5,987	15,655	20,668

Gross profit	5,654	4,825	15,749	16,685

Operating expenses
Research and development	1,826	1,343	5,080	4,556
Sales and marketing	1,732	1,753	5,111	5,718
General and administrative	2,444	2,407	7,322	7,341
Total operating expenses	6,002	5,503	17,513	17,615

Operating loss	(348)	(678)	(1,764)	(930)

Other income/(expense)	(43)	108	252	273
Interest (expense)	(256)	(60)	(727)	(248)

Loss before taxes	(647)	(630)	(2,239)	(905)

Tax provision/(benefit)	128	(169)	352	(256)

Net Loss	$(775)	$(461)	$(2,591)	$(649)

Other comprehensive income/(loss):
Foreign currency translation adjustments	565	(491)	(406)	(566)
Comprehensive loss	$(210)	$(952)	$(2,997)	$(1,215)

Loss per share:
Basic	$(0.04)	$(0.02)	$(0.12)	$(0.03)
Diluted	$(0.04)	$(0.02)	$(0.12)	$(0.03)

Weighted average shares outstanding:
Basic	21,703	20,866	21,643	20,854
Diluted	21,703	20,866	21,643	20,854

In periods with a net loss, the basic loss per share equals the diluted loss per share as all common stock equivalents are excluded from the per share calculation because they are anti-dilutive.

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	(Unaudited)
	September 30 2020	December 31 2019
CURRENT ASSETS
Cash & cash equivalents	$2,203	$4,245
Accounts receivable - net of reserves of $42 and $69, respectively	8,040	6,152
Inventories - net of reserves of $1,082 and $969, respectively	9,074	7,325
Prepaid expenses and other current assets	2,074	1,871
TOTAL CURRENT ASSETS	21,391	19,593

PROPERTY PLANT AND EQUIPMENT - NET	1,898	2,147

OTHER ASSETS
Goodwill	15,881	10,069
Acquired intangible assets, net	5,479	2,219
Deferred income taxes	4,956	6,013
Right of use assets	1,814	1,436
Other	1,617	874
TOTAL OTHER ASSETS	29,747	20,611

TOTAL ASSETS	$53,036	$42,351

CURRENT LIABILITIES
Short term debt	$84	$2,696
Accounts payable	1,894	2,227
Short term leases	527	440
Accrued expenses and other current liabilities	8,497	2,657
Deferred revenue	170	42
TOTAL CURRENT LIABILITIES	11,172	8,062

LONG TERM LIABILITIES
Long term debt	9,290	-
Long term leases	1,338	1,018
Other long term liabilities	89	77
Deferred tax liability	492	503
TOTAL LONG TERM LIABILITIES	11,209	1,598

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common stock, $.01 par value, 75,000,000 shares authorized 34,905,571 and 34,488,252 shares issued, 21,695,010 and 21,300,252 shares outstanding	349	345
Additional paid in capital	50,049	49,062
Retained earnings	4,552	7,142
Treasury stock at cost, 13,210,561 and 13,188,000 shares	(24,540)	(24,509)
Accumulated other comprehensive income	245	651
TOTAL SHAREHOLDERS’ EQUITY	30,655	32,691

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,036	$42,351

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

	For the Nine Months
	Ended September 30
	2020	2019
CASH FLOWS USED BY OPERATING ACTIVITIES
Net Loss	$(2,591)	$(649)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,631	1,671
Amortization of debt issuance fees	215	47
Share-based compensation expense	360	560
Deferred rent	(22)	(18)
Deferred income taxes	1,057	(309)
Provision for doubtful accounts	(28)	20
Inventory reserves	119	139
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,343)	520
Inventories	(461)	(1,627)
Prepaid expenses and other assets	(226)	993
Accounts payable	(451)	(567)
Payment of contingent consideration	-	(772)
Accrued expenses and other liabilities	888	(1,635)
Net cash used by operating activities	(852)	(1,627)

CASH FLOWS USED BY INVESTING ACTIVITIES
Capital expenditures	(228)	(339)
Acquisition of business, net of cash acquired	(7,189)	(426)
Net cash used by investing activities	(7,417)	(765)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Revolver borrowings	27,432	27,408
Revolver repayments	(29,786)	(26,333)
Term loan borrowings	8,400	-
Term loan repayments	(405)	(114)
Debt issuance fees	(1,305)	-
Paycheck protection program loan	2,045	-
Payment of contingent consideration	-	(782)
Proceeds from exercise of stock options	15	-
Shares withheld for employee taxes	(31)	-
Net cash provided by financing activities	6,365	179

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(138)	(67)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(2,042)	(2,280)

Cash and Cash Equivalents, at Beginning of Period	4,245	5,015

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$2,203	$2,735

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$527	$143
Cash paid during the period for income taxes	$53	$69

NET REVENUE AND GROSS PROFIT BY PRODUCT GROUP

(In thousands, Unaudited)

	Three months ended September 30,
	Revenue		% of Revenue		Change
	2020	2019	2020	2019	Amount	Pct.
RF components	$4,418	$5,185	40.7%	48.0%	$(767)	-14.8%
Test and measurement	5,797	2,996	53.3%	27.7%	2,801	93.5%
Radio, baseband, software	653	2,631	6.0%	24.3%	(1,978)	-75.2%
Total net revenues	$10,868	$10,812	100.0%	100.0%	$56	0.5%

	Three months ended September 30,
	Gross Profit		Gross Profit %		Change
	2020	2019	2020	2019	Amount	Pct.
RF components	$1,927	$2,104	43.6%	40.6%	$(177)	-8.4%
Test and measurement	3,182	1,497	54.9%	50.0%	1,685	112.6%
Radio, baseband, software	545	1,224	83.5%	46.5%	(679)	-55.5%
Total gross profit	$5,654	$4,825	52.0%	44.6%	$829	17.2%

	Nine months ended September 30,
	Revenue		% of Revenue		Change
	2020	2019	2020	2019	Amount	Pct.
RF components	$14,555	$16,518	46.4%	44.2%	$(1,963)	-11.9%
Test and measurement	14,013	9,219	44.6%	24.7%	4,794	52.0%
Radio, baseband, software	2,836	11,616	9.0%	31.1%	(8,780)	-75.6%
Total net revenues	$31,404	$37,353	100.0%	100.0%	$(5,949)	-15.9%

	Nine months ended September 30,
	Gross Profit		Gross Profit %		Change
	2020	2019	2020	2019	Amount	Pct.
RF components	$6,576	$6,893	45.2%	41.7%	$(317)	-4.6%
Test and measurement	7,451	4,843	53.2%	52.5%	2,608	53.9%
Radio, baseband, software	1,722	4,949	60.7%	42.6%	(3,227)	-65.2%
Total gross profit	$15,749	$16,685	50.1%	44.7%	$(936)	-5.6%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
GAAP net income/(loss), as reported	$(775)	$(461)	$(2,591)	$(649)
Tax provision/(benefit)	128	(169)	352	(256)
Depreciation and amortization expense	579	474	1,628	1,671
Interest expense	256	60	727	248
Non-GAAP EBITDA	188	(96)	116	1,014
Stock compensation	151	160	360	560
Merger and acquisition/integration	15	-	243	-
Restructuring costs	46	123	119	123
Inventory impairment recovery	(14)	(13)	(26)	(18)
US GAAP purchase accounting	258	-	548	-
FX (gain)/loss	95	(108)	(140)	(257)
Non recurring arbitration legal costs	(17)	31	(14)	156
Non-GAAP adjusted EBITDA	$722	$97	$1,206	$1,578

RECONCILIATION OF GAAP OPEX TO NON-GAAP OPEX

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019
GAAP Opex	$6,002	$5,503	$17,513	$17,615
Stock compensation	(151)	(160)	(360)	(559)
Merger and acquisition/integration	(15)	-	(243)	-
Restructuring costs	(46)	(123)	(119)	(123)
US GAAP purchase accounting	-	-	(100)	-
Depreciation & amortization (ex. COGS)	(478)	(421)	(1,356)	(1,479)
Non recurring arbitration legal costs	17	(31)	14	(156)
Non GAAP Opex	$5,329	$4,768	$15,349	$15,298